EXHIBIT 4.2
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
          THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of                      ___, 2010, by and among REVA Medical, Inc., a Delaware corporation (the “Company”), and each of the individuals or entities whose names are set forth on Schedule A hereto (each, an “Investor” and collectively, the “Investors”).
RECITALS:
          WHEREAS, the Company (through its predecessor in interest) and the Investors have previously entered into an Amended and Restated Investors’ Rights Agreement dated as of December 7, 2007 (the “Prior Agreement”), pursuant to which such holders are currently entitled to certain investor rights and bound by certain covenants and restrictions.
          WHEREAS, the Company and the Investors desire to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Prior Agreement with the rights and obligations set forth in this Agreement, effective upon a Qualified Initial Public Offering (as defined below).
          WHEREAS, pursuant to the terms of a certain Securities Purchase Agreement dated December 7, 2007, by and among the Company and the Investors (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), the Company issued to the Investors (i) shares (the “Series H Preferred Shares”) of a newly created series of the Company’s preferred stock designated as “Series H Convertible Preferred Stock” (the “Series H Preferred Stock”), and (ii) warrants (the “Warrants”), to acquire up to that number of additional shares of Common Stock equal to 20% of the number of shares of Common Stock initially issuable upon conversion of the Series H Preferred Shares issued to each such Investor (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants, collectively, the “Warrant Shares”).
          WHEREAS, the Prior Agreement may be amended by agreement of the Company, the Requisite Investors (as defined below), and Holders (as defined below) holding at least a majority of the issued and outstanding Common Stock (on an as-converted basis) then held by all Holders.
          WHEREAS, the Company has executed this Agreement, and the Investors who are signatories to this Agreement hold at least that number of shares necessary to amend and restate the Prior Agreement.
          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree that, effective upon a Qualified Initial Public Offering (as defined below), the Prior Agreement is superseded and replaced in its entirety by this Agreement, including with respect to those Investors who are not signatories to this Agreement, and the parties hereto further agree as follows:

Article I Definitions.
          1.1 General Definitions. All capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Purchase Agreement. As used in this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set forth below:
          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.
          “Agreement” shall have the meaning ascribed to it in the preamble to this Agreement.
          “Availability Date” shall have the meaning ascribed to it in Section 2.4(m).
          “Board” means the Board of Directors of the Company.
          “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company which sets forth the rights, preferences and privileges of the Preferred Stock.
          “Commission” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.
          “Common Stock” shall have meaning ascribed to it in the recitals to this Agreement.
          “Company” shall have the meaning ascribed to it in the preamble to this Agreement.
          “Demand Registration” shall have the meaning ascribed to it in Section 2.1(a).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.
          “Holders” means any holders of Registrable Securities.
          “Indemnified Person” shall have the meaning ascribed to it in Section 2.7(c).
          “Indemnifying Party” shall have the meaning ascribed to it in Section 2.7(c).
          “Initial Public Offering” means the first underwritten public offering of the Common Stock by the Company pursuant to an effective Registration Statement.

          “Initiating Holders” shall have the meaning ascribed to it in Section 2.1(a).
          “Investor(s)” shall have the meaning ascribed to it in the preamble to this Agreement.
          “Lead Investor” shall mean, collectively, Cerberus Partners, L.P., Cerberus International, Ltd., Cerberus Series Four Holdings, LLC, Cerberus America Series Two Holdings, LLC and Gabriel Assets, LLC.
          “Losses” shall have the meaning ascribed to it in Section 2.7(a).
          “Major Investor” means each of the Investors holding a minimum of 500,000 shares of Registrable Securities.
          “Other Stockholders” shall have the meaning ascribed to it in Section 2.1(d).
          “Piggy-Back Notice” shall have the meaning ascribed to it in Section 2.2(a).
          “Preferred Stock” means the Prior Preferred Stock and the Series H Preferred Stock.
          “Prior Agreement” shall have the meaning ascribed to it in the recitals to this Agreement.
          “Prior Preferred Stock” means the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G-1 Preferred Stock, and Series G-2 Preferred Stock.
          “Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.
          “Purchase Agreement” shall have the meaning ascribed to it in the recitals to this Agreement.
          “Qualified Initial Public Offering” means any initial public offering of securities by the Company pursuant to an effective Registration Statement covering the sale of such securities, pursuant to which the Company shall actually receive aggregate net cash proceeds (not subject to any contingencies) equal to no less than $50,000,000.
          “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

          “Registrable Securities” means: (i) the shares of Preferred Stock; (ii) any and all shares of Common Stock issued or issuable in respect of the Preferred Stock upon any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event; (iii) the shares of Common Stock issuable as payment-in-kind dividends on the Series H Preferred Stock in accordance with the terms of the Certificate of Incorporation; (iv) the Warrant Shares; and (v) any other shares of Common Stock acquired by the Investors at any time. Notwithstanding the foregoing, the term “Registrable Securities” shall not include any shares which have been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (iii) registered under the Securities Act pursuant to an effective Registration Statement filed thereunder or (iv) publicly sold pursuant to Rule 144 under the Securities Act.
          “Registration Statement” means a Registration Statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a Registration Statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any Registration Statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).
          “Requisite Investors” means the Lead Investor (so long as the Lead Investor holds, in the aggregate, at least 50% of the shares of Common Stock issued and/or issuable upon conversion of the Series H Preferred Shares it acquires pursuant to the Purchase Agreement) and a majority of the Investors (excluding, for purposes of calculating such majority, the Lead Investor, so long as the Lead Investor holds, in the aggregate, at least 50% of the shares of Common Stock issued and/or issuable upon conversion of the Series H Preferred Shares it acquires pursuant to the Purchase Agreement).
          “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.
          “Series H Preferred Shares” shall have the meaning ascribed to it in the recitals to this Agreement.
          “Series H Preferred Stock” shall have the meaning ascribed to it in the recitals to this Agreement.
          “Warrants” shall have the meaning ascribed to it in the recitals to this Agreement.
          “Warrant Shares” shall have the meaning ascribed to it in the recitals to this Agreement.

Article II Registration Rights; Restrictions on Transfer.
          2.1 Demand Registration.
               (a) At any time after the closing of an Initial Public Offering (but not within six (6) months of the effective date of a Registration Statement of the Company) or the seventh (7th) anniversary of the Closing, whichever occurs first, the Requisite Investors may require that the Company register for sale under the Securities Act all or any portion of the Registrable Securities held by such Investors (the “Initiating Holders”) for sale in the manner specified in such notice; provided, that (i) the portion of the Registrable Securities required to be so registered equals at least 100% of the shares of Common Stock issuable upon conversion of the shares of Series H Preferred Stock then outstanding or (ii) such offering is expected to exceed $10,000,000 in the aggregate, counting all other securities of the Company being included in such offering (a “Demand Registration”).
               (b) Following receipt of any notice under Section 2.1, the Company shall (i) within ten (10) days of the receipt thereof, give written notice to all Holders (the “Registration Notice”) and (ii) use its best efforts to effect the registration under the Securities Act as soon as practicable, and in any event within one hundred eighty (180) days after receipt of such notice, for public sale in accordance with the method of disposition specified in such notice of the number of Registrable Securities which the Holders request to be registered, subject to the limitations of Section 2.1(d), within twenty (20) days following delivery of the Registration Notice by the Company in accordance with Section 3.6.
               (c) If the Initiating Holders intend to distribute the Registrable Securities covered by their notice by means of an underwriting, the Initiating Holders shall so advise the Company as a part of their demand made pursuant to this Section 2.1. If the method of disposition is an underwritten public offering, the Initiating Holders may designate the managing underwriter of such offering, which designation shall be subject to the Company’s approval, not to be unreasonably withheld. Each Holder may elect to include in such underwriting all or any part of the Registrable Securities it holds, subject to the limitations provided for in Section 2.1(d).
               (d) A Registration Statement filed pursuant to this Section 2.1 may, subject to the following provisions and in addition to the Registrable Securities held by Holders, include shares of Common Stock for sale by the Company for its own account for sale in accordance with the method of disposition specified by the Initiating Holders. If such registration shall be underwritten, the Company and all Holders proposing to distribute their shares through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting. If and to the extent that the managing underwriter determines that marketing factors require a limitation on the number of shares to be included in such registration, then the shares of Common Stock sought to be registered by Holders who are not Investors (collectively, the “Other Stockholders”) and shares of Common Stock to be sold by the Company for its own account shall be excluded from such registration to the extent so required by such managing underwriter, and unless the Other Stockholders and the Company have otherwise agreed in writing, such exclusion shall be applied first to the shares of Common Stock of the Company to be included for its own account to the extent required by the managing underwriter and then to the shares sought to be registered by the Other Stockholders to the extent required by the managing underwriter. If, after exclusion of all shares sought to be registered by the Company and the Other Stockholders, the managing underwriter further determines that marketing factors require a limitation on the number of

Registrable Securities to be registered under this Section 2.1, then Registrable Securities held by Investors shall be excluded in accordance with Section 2.5 to the extent so required by the managing underwriter. In any event, all securities to be sold other than Registrable Securities shall be excluded prior to any exclusion of Registrable Securities. No Registrable Securities or other securities, in either case, excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any of the Holders who have requested inclusion in such registration as provided above, disapproves of the terms of the underwriting, then such Holders may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The securities so withdrawn shall also be withdrawn from registration. The Company shall not include, and shall not permit other holders of its securities to include, any securities in such Demand Registration other than securities of the same class or series as the Registrable Securities to which the demand has been made pursuant to Section 2.1.
               (e) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a Registration Statement pursuant to this Section 2.1, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.
               (f) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:
               (i) After the Company has effected two registrations pursuant to this Section 2.1 which cover all the Registrable Securities sought to be included in such registrations and such registrations have been declared or ordered effective; or
               (ii) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 2.2 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
               (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below.
          2.2 Piggy-Back Registration.
               (a) If the Company at any time (other than pursuant to Section 2.1 or Section 2.3) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other stockholders of the Company or both (except with respect to (i) an Initial Public Offering, (ii) Registration Statements on Forms

S-4, S-8 or any successor to such forms, or (iii) any Registration Statement including only securities issued pursuant to a dividend reinvestment plan), each such time the Company shall promptly give written notice to the holders of Registrable Securities of its intention to do so (the “Piggy-Back Notice”). Upon the written request of a majority of the Holders (which majority must include the Lead Investor, so long as the Lead Investor holds at least 50% of the Series H Preferred Shares acquired by it pursuant to the Purchase Agreement), received by the Company within twenty (20) days after the delivery of such Piggy-Back Notice by the Company in accordance with Section 3.6, to register any or all of the Registrable Securities, the Company shall use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in such Registration Statement. If the Registration Statement relates to an underwritten public offering, the Company shall so advise the holders of Registrable Securities as a part of a Piggy-Back Notice. In such event, each Holder’s right to include Registrable Securities in such registration shall be conditioned upon its participation in such underwriting to the extent provided herein. The Holders, if participating in such distribution, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.
               (b) Any request by a Holder for inclusion in any registration may be withdrawn, in whole or in part, at any time prior to the effective date of the Registration Statement for such offering.
               (c) The Company shall have the right to terminate or withdraw any registration contemplated under this Section 2.2 prior to the effectiveness of such registration, whether or not the Holders have elected to include securities in such registration. The expenses of such registration shall be borne by the Company, in accordance with Section 2.6 hereof.
               (d) There shall be no limitation on the number of registrations a Holder may participate in under this Section 2.2.
          2.3 Registration on Form S-3. If at any time (i) Holders of at least thirty percent (30%) of the Registrable Securities then outstanding request that the Company file a Registration Statement on Form S-3 or any comparable or successor form thereto for a public offering of all or any portion of the of Registrable Securities and (ii) the Company is a registrant entitled to use Form S-3 or any successor form thereto to effect the distribution of such Registrable Securities for public sale or resale (as the case may be), then the Company shall promptly give written notice of the proposed registration to all other Holders and shall use its best efforts to register under the Securities Act on Form S-3 or any comparable or successor form thereto, for public sale or resale (as the case may be) in accordance with the method of disposition specified in such notice, the number of Registrable Securities specified in such notice, together with the number of Registrable Securities requested by any other Holder or Holders for inclusion in such registration, received by the Company within fifteen (15) days after delivery of such notice by the Company. Whenever the Company is required by this Section 2.3 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2.1 shall apply to such registration. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell

Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,500,000; or (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.3; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.3 within the immediately preceding 12 month period; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance. Subject to the foregoing, there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 2.3.
          2.4 Registration Procedures. If and whenever the Company is required by the provisions of Sections 2.1, 2.2 or 2.3 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company shall, as expeditiously as possible:
               (a) Prepare and file with the Commission a Registration Statement on the applicable form with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective until the earlier of (i) the sale of all of the Registrable Securities covered thereby and (ii) two years following the commencement of the offering thereunder; provided, however, that in the case of any registration of Registrable Securities on Form S-3 or on a comparable or successor form which are intended to be offered on a continuous or delayed basis, such two year period shall be extended, if necessary, until all such Registrable Securities are sold, provided that Rule 415 or any successor rule under the Securities Act permits an offering on a continuous or delayed basis; and provided, further, that, as soon as practicable but in no event later than five (5) Business Days before filing such Registration Statement, any related prospectus or any amendment or supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such Registration Statement), the Company shall furnish to (x) the Lead Investor for so long as the Lead Investor continues to hold 5% or more of the outstanding Registrable Securities or is an Affiliate of a director of the Company and (y) the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to review by the Lead Investor and any such underwriters;
               (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified herein and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the sellers’ intended method of disposition set forth in such Registration Statement for such period; provided, that the Company shall comply with the provisions of Section 2.4(a) above;
               (c) Furnish to the Holders and to each underwriter copies of the Registration Statement and each such amendment and supplement thereto (together with all exhibits thereto) and the prospectus included therein and any other prospectus filed under Rule 424 or Rule 434 under the Securities Act as the Holders and such underwriter reasonably may request in order to facilitate the disposition of the Registrable Securities covered by such Registration Statement;
               (d) Use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions as the sellers of the Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not be required to (i) qualify to transact business as a foreign corporation in any jurisdiction where it is not so qualified, (ii) consent to general service of process or (iii) submit to taxation in any such jurisdiction, unless the Company is already subject to service or subject to taxation in such jurisdiction;
               (e) Use its best efforts to list or qualify the Registrable Securities covered by such Registration Statement on any securities exchange or quotation system on which the Common Stock is then listed;
               (f) Comply in all material respects with all applicable rules and regulations under the Securities Act and Exchange Act;
               (g) Immediately notify the Holders and each underwriter under such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which has resulted or would result in the prospectus contained in such Registration Statement, as then in effect, to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare and furnish to such seller and underwriter an updated prospectus;
               (h) If the offering is underwritten, and at each Holder’s request, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration (i) an opinion, dated such date, of counsel to the Company, addressed to the underwriters and the Holders to such effect as reasonably may be requested by the underwriters, and (ii) a letter, dated such date, from the independent public accountants retained by the Company, addressed to the underwriters and, if applicable, the Holders requesting registration of Registrable Securities, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, and deliver copies of such letter to such Holders;
               (i) Upon reasonable notice and at reasonable times during normal business hours, make available for inspection by (x) the Lead Investor for so long as the Lead Investor continues to hold 5% or more of the outstanding Registrable Securities or is an Affiliate of a director of the Company and (y) any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such Holders or such underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of the Holders, such underwriter, attorney, accountant or agent in connection with such Registration Statement;
               (j) Notify the Holders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or to amend or supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceeding for that purpose and (iv) of the suspension of the qualification of securities covered by such registration for offering or sale in any jurisdiction, or of the initiation of any proceeding for any of such purposes;
               (k) Take such other actions as the Holders or the underwriters reasonably request in order to expedite or facilitate the disposition of the Registrable Securities, including, without limitation, preparing for, and participating in, such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;
               (l) Use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order as soon as reasonably possible; and
               (m) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (for the purpose of this Section 2.4(m), “Availability Date” means the forty-fifth (45th) day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the ninetieth (90th) day after the end of such fourth fiscal quarter).
          2.5 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable

Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities held by Investors included in the offering be reduced unless all other securities (including Registrable Securities held by Other Stockholders) are first entirely excluded from the offering, and (ii), subject to the immediately preceding clause (i), the number of Registrable Securities held by Other Stockholders included in the offering be reduced unless all other securities (excluding, for the avoidance of doubt, the Registrable Securities held by the Investors and any securities held by the Company) are first entirely reduced to zero.
          2.6 Expenses. The Company shall bear all reasonable expenses incurred in complying with Sections 2.1, 2.2, 2.3 and 2.4, including, without limitation, all registration and filing fees (exclusive of underwriting discounts and commissions attributable to the Registrable Securities being registered pursuant to the exercise of demand rights in accordance with Section 2.1 and fees of legal counsel other than one counsel for all selling Holders to be selected by the Lead Investor, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, reasonable fees and disbursements of transfer agents and registrars and costs of any insurance which might be obtained by the Company with respect to the offering by the Company.
          2.7 Indemnification and Contribution.
               (a) The Company shall indemnify and hold harmless, each Holder and its Affiliates and the directors, officers, employees, investors, partners and agents of each Holder and its Affiliates, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, “Losses”) to which any such Person may become subject, arising out of or based upon any untrue statement of a material fact contained in any Registration Statement covering any Registrable Securities, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, except in each case insofar, but only insofar, as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in express reliance upon and in strict conformity with written information furnished to the Company by the Holder expressly for use therein. This indemnity is in addition to any liability that the Company may otherwise have. The Company shall also indemnify any underwriters of the Registrable Securities, selling brokers, dealer managers and similar securities industry professionals participating in the distribution and their officers and directors and each Person who controls such underwriters or other Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder and its Affiliates as described above.
               (b) In connection with any Registration Statement covering Registrable Securities, each Holder shall furnish to the Company in writing such information with respect to the Holder as the Company reasonably requests for use in connection with such Registration Statement, any related Prospectus or preliminary prospectus, or any amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, the Company’s directors, officers, employees and agents, each Person who controls the Company (within the meaning of the Securities Act), against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement covering any Registrable Securities, any related Prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission to state in any such prospectus, amendment or supplement, a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, in each case to the extent, and only to the extent, that the same arises out of or is based upon an untrue statement of a material fact or an omission to state a material fact in such Registration Statement or in such related Prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in express reliance upon and in strict conformity with written information furnished to the Company by the Holder expressly for use therein. Notwithstanding any other provision of this Agreement, in no event shall the Holder’s indemnification obligation exceed the dollar amount of the proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such obligation.
               (c) Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 2.7, such Indemnified Person shall promptly notify the party obligated to provide indemnification under this Section 2.7 in respect thereof (an “Indemnifying Party”) and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses in connection with such defense and such counsel; provided, however, that the failure of any Indemnified Person to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person (x) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (y) if there are one or more defenses available to such Indemnified Person that is/are not available to the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent, or if there be a final judgment for the plaintiff therein, the Indemnifying Party shall indemnify and hold harmless such Indemnified Person from and against any Losses by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Indemnifying Party shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.
               (d) (i) If the indemnification provided for in this Section 2.7 from the Indemnifying Party is unavailable to an Indemnified Person hereunder or is inadequate in respect of any Losses for which indemnification is provided under this Section 2.7, then the Indemnifying Party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Person(s) in connection with the actions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Persons, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
                (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding any other provision hereof, in no event shall the Holder’s contribution obligation exceed the excess of (A) the dollar amount of the proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such contribution obligation over (B) the dollar amount of any damages that the Holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
               (iii) If any provision of an indemnification or contribution clause in an underwriting agreement or agency agreement executed by or on behalf of the Holder differs from a provision in this Section 2.7, such provision in the underwriting agreement shall determine the Holder’s rights in respect thereof.
                (e) Notwithstanding anything in this Agreement to the contrary, the indemnities and obligations provided in this Section 2.7 shall survive the transfer of any Registrable Securities by the Holder.
          2.8 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, so long as the Company is subject to the reporting requirements of the Exchange Act, the Company shall:
               (a) make and keep public information available, as contemplated in Rule 144 under the Securities Act (or any successor rule); and
               (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.
          2.9 Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II that each Holder furnish to the Company in writing such information regarding such Holder, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration thereof.
          2.10 Additional Registration Rights. The Company shall not, after the date hereof, enter into any agreement providing any registration rights to any of its security holders or potential security holders, without the prior written consent of holders of a majority of the Registrable Securities (which consent must include the Lead Investor so long as the Lead Investor holds at least 50% of the Series H Preferred Shares acquired by it pursuant to the Purchase Agreement, unless such registration rights are subordinate to the registration rights of the Holders hereunder).
          2.11 Restrictions on Transfer.
               (a) Each Holder agrees not to make any disposition of all or any portion of the Preferred Stock unless and until:
               (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with the “Plan of Distribution” contained in such registration statement;
               (ii) (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act; or
               (iii) The shares of Preferred Stock are then eligible for transfer pursuant to Rule 144(k) promulgated under the Securities Act. Furthermore, it is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 of the Securities Act.
               (b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a parent corporation that owns a majority of the capital stock of the Holder, to a majority-owned subsidiary, or to an affiliate under common control with the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) a Holder transferring to its affiliated venture capital fund or affiliated trust, (E) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, (F) a trust transferring to a trust beneficiary or affiliated trust, or (G) a Holder transferring to any transferee that is a Major Investor, provided that the Company is given written notice thereof; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.
               (c) So long as the Registrable Securities are not (i) covered by an effective registration statement; and/or (ii) eligible for transfer pursuant to Rule 144(k) promulgated under the Securities Act, each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):
THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDERS AND THE COMPANY. ANY INDIVIDUAL AND/OR ENTITY ACCEPTING ANY INTEREST IN SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL RESTRICTIONS AND OBLIGATIONS UNDER SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
          2.12 Lock-Up Agreement.
               (a) Lock-Up Period; Agreement.
               (i) In connection with the Initial Public Offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with the Rule 2711 of the National Association of Securities Dealers, Inc.) from the effective date of such registration statement as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s Initial Public Offering.

               (ii) In connection with the Initial Public Offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each holder of Series H Preferred Stock (or Common Stock issued upon conversion thereof) agrees to execute a lockup agreement as may be reasonably requested by any such underwriters.
               (b) Limitations. The obligations described in Section 2.12(a) shall not apply to shares of the Company’s Common Stock acquired in the Company’s Initial Public Offering or to shares of the Company’s Common Stock acquired in the public market following such Initial Public Offering. In addition, the obligations described in Section 2.12(a) shall apply only if all officers and directors of the Company and all greater than 1% stockholders enter into similar agreements.
               (c) Stop-Transfer Instructions. In order to enforce the foregoing covenants the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 2.12(a).
               (d) Transferees Bound. Each Holder agrees that prior to the Company’s Initial Public Offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all relevant provisions of this Section 2.12.
               (e) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the relevant restrictions contained in this Section 2.12):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.
               (f) Each Holder of Series H Preferred Stock agrees that a legend reading substantially as follows shall be placed on all certificates representing all shares of Series H Preferred Stock (or Common Stock issued upon conversion thereof) of each such Holder (and the shares or securities of every other person subject to the relevant restrictions contained in this Section 2.12):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO A LOCK-UP

PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD, IF APPLICABLE, IS BINDING ON TRANSFEREES OF THESE SHARES.
Article III Miscellaneous.
          3.1 Effectiveness of Amendment. This Agreement shall become effective immediately prior to, but contingent upon, the consummation a Qualified Initial Public Offering.
          3.2 Termination. This Agreement shall terminate, and have no further force and effect, upon the closing of a Sale of the Company (as defined below). For purposes of this Section 3.2, a “ Sale of the Company” shall include a sale, lease, or other disposition of all or substantially all of the Company’s assets or business or the Company’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that a Sale of the Company shall not include a merger effected exclusively for the purpose of changing the domicile of the Company or a sale of shares by the Company for primarily equity financing purposes.
          3.3 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Requisite Investors; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part, without the prior written consent of the Company, to an Affiliate and to any Person to whom such investor transfers any of the Registrable Securities; provided, that, no such assignment shall be effective or confer any right on any such assignee unless, prior to such assignment, the assignee agrees in writing that such assignee will be bound by all provisions binding on such Investor. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Except for any other provisions of this Agreement expressly to the contrary, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.
          3.4 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

          3.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          3.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described: (i) if given by personal delivery, then such notice shall be deemed given upon such delivery; (ii) if given by telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal; (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid; and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:
If to the Company:
REVA Medical, Inc.
5751 Copley Drive, Suite B
San Diego, CA 92111
Attn: President
Fax: (858) 430-0729
With a copy to:
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Attn: Michael Kagnoff, Esq.
Fax: (858) 677-1401
          If to any of the Investors, at the address set forth on its signature page hereto.
          3.7 Expenses. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.
          3.8 Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, modified, terminated or amended except by a written agreement signed by (a) the Company, (b) the Requisite Investors, and (c) if the rights of the Holders are being amended or waived or additional obligations are being imposed on the Holders, Holders holding at least a majority of the issued and outstanding Common Stock (on an as-converted basis) then held by all Holders; provided, that no Investor shall be materially adversely affected without its consent by any waiver, modification, termination or amendment in which the other members of the same class are not likewise adversely affected. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Requisite Investors.
          3.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
          3.10 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof, including but not limited to the Prior Agreement. Prior drafts or versions of this Agreement shall not be used to interpret this Agreement.
          3.11 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
          3.12 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. THE COMPANY AND EACH OF THE INVESTORS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
          3.13 Independent Nature of Investors’ Obligations and Rights. Except as expressly provided herein and therein, the obligations of each REVA Investor under this Agreement and each other Transaction Document to which it is a party, are several and not joint with the obligations of any other REVA Investor, and no REVA Investor shall be responsible in any way for the performance of the obligations of any other REVA Investor under this

Agreement or any other Transaction Document to which it is a party. The decision of each Investor to purchase Series H Preferred Shares and Warrants pursuant to the Purchase Agreement and the other Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor (including, without limitation, the Lead Investor) pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the other Transaction Documents. Each Investor acknowledges that no other Investor (including, without limitation, the Lead Investors) has acted as agent for such Investor in connection with making its investment under the Purchase Agreement and that no Investor (including, without limitation, the Lead Investors) will be acting as agent of such Investor in connection with monitoring its investment in the Series H Preferred Shares or enforcing its rights under this Agreement or the other Transaction Documents. Each REVA Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents to which it is a party, and it shall not be necessary for any other REVA Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. Notwithstanding anything contained in this Agreement or any other Transaction Document to the contrary, the Lead Investors shall not have any duty, fiduciary or otherwise, to any other REVA Investor by virtue of such investor serving as the Lead Investor or otherwise.
[SIGNATURE PAGE FOLLOWS]

[Company Signature Page]
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

THE COMPANY: REVA MEDICAL, INC.
By:
Name:
Title:

	Address:	5751 Copley Drive, Suite B San Diego, CA 92111

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

MEDTRONIC, INC.
By:
Name:
Title:

Address:

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

CERBERUS INTERNATIONAL, LTD.
By:	Partridge Hill Overseas Management, LLC,
its investment manager

By:
	Name:	Jeffrey L. Lomasky, Senior Managing Director

CERBERUS PARTNERS, L.P.
By:	Cerberus Associates, L.L.C.,
its general partner

By:
	Name:	Jeffrey L. Lomasky, Senior Managing Director

CERBERUS SERIES FOUR HOLDINGS, LLC
By:	Cerberus Institutional Partners, L.P.,
with respect to Series Four, its managing member

By:	Cerberus Institutional Associates, L.L.C.,
its general partner

By:
	Name:	Jeffrey L. Lomasky, Senior Managing Director

GABRIEL ASSETS, LLC
By:	Partridge Hill Management, LLC,
its investment manager

By:
	Name:	Jeffrey L. Lomasky, Senior Managing Director

CERBERUS AMERICA SERIES TWO HOLDINGS, LLC
By:	Cerberus Institutional Partners (America), L.P.,
with respect to Series Two, its managing member

By:	Cerberus Institutional Associates, L.L.C.,
its general partner

By:
	Name:	Jeffrey L. Lomasky, Senior Managing Director

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

BROOKSIDE CAPITAL PARTNERS FUND, LP

By:
Name:
Title:

Address:

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

DANIEL R. FRANK

Daniel R. Frank

Address:

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

JAMES T. LENEHAN

James T. Lenehan

Address:

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

BEAVER CREEK FUND, LTD.

By:
Name:
Title:

Address:

[Investors’ Rights Agreement Signature Page]

================================================================================

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

DOMAIN PARTNERS V, L.P.
By:	One Palmer Square Associates V, L.L.C.
Its:	General Partner

By:
Kathleen K. Schoemaker
Managing Member

DP V ASSOCIATES, L.P.
By:	One Palmer Square Associates V, L.L.C.
Its:	General Partner

By:
Kathleen K. Schoemaker
Managing Member

Address:

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

KENNETH RAININ ADMINISTRATIVE TRUST U/D/T DATED 3/26/1990

Jennifer Rainin, Trustee

Robert B. Stockman, Trustee

Address:

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

GROUP OUTCOME INVESTORS I, LLC

Robert B. Stockman President and Chief Executive Officer

Address:

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

ROBERT B. STOCKMAN

Robert B. Stockman

Address:

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

FREDERIC H. MOLL, M.D.

Frederic H. Moll, M.D.

Address:

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

C. RAYMOND LARKIN, JR.

C. Raymond Larkin, Jr.

Address:

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

GORDON E. NYE

Gordon E. Nye

Address:

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

TIMOTHY J. BARBERICH

Timothy J. Barberich

Address:

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

EDWARD P. WEINSOFF

Edward P. Weinsoff

Address:

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

ROBERT WONG

Robert Wong

Address:

[Investors’ Rights Agreement Signature Page]

[Investor Signature Page]
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

SAINTS CAPITAL EVEREST, L.P.

By:
Name:
Title:

Address:

[Investors’ Rights Agreement Signature Page]